Exhibit 99.1

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 12:00 a.m., CST, on January 26, 2017.

Vote by Internet
• Go to www.investorvote.com/FTHB
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A	Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

		For	Against	Abstain			For	Against	Abstain

1.	Approval and Adoption of the Merger Agreement. The approval and adoption of the Plan and Agreement of Merger, dated November 15, 2016, among the Company, The Foothills Bank, Glacier Bancorp, Inc., and Glacier Bank as described in the Proxy Statement/Prospectus, dated [ ], 20[ ].	☐	☐	☐	2.	Approval of Proposal to Adjourn Special Meeting. A proposal to approve one or more adjournments of the special meeting of the shareholders of the Company, if necessary or appropriate, including adjournments to solicit additional proxies in favor of the merger agreement.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Special Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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